UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 19, 2013 (February 18, 2013)

SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Commission File No. 001-34269

Delaware	74-2657168
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9220 Kirby Drive, Suite 500, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c). Appointment of Certain Officers:

On February 19, 2013, the Company announced the appointment of Berkley C. Nelson as Senior Vice President of Sales. Mr. Nelson has more than 16 years of national experience in medical and healthcare-related sales, most recently as Vice President of Sales for the Health Improvement division of Alere Inc., where he sold health and productivity services designed to reduce health care costs and improve quality of care.  Prior to that, he was Director of Business Development at Waste Management’s Healthcare Solutions segment where he played a key role in landing over $20 million of new medical waste services business.  Mr. Nelson also spent nearly nine years with Siemens Medical Solutions Diagnostics with increasing responsibilities, including as a national accounts manager.  Mr. Nelson has a Bachelor of Science in Biology from Brigham Young University.

 A copy of the press release issued by the Company regarding the above appointment is attached hereto as Exhibit 99.1.

Mr. Nelson executed a letter agreement with the Company, pursuant to which he agreed to serve as the Senior Vice President of Sales of the Company effective on February 18, 2013. The offer letter provides that Mr. Nelson will receive an annual base salary of $200,000 (payable at the bi-weekly rate of $7,692.31).  In connection with the appointment, Mr. Nelson received an option to purchase 100,000 shares of the Company's common stock under the Sharps Compliance Corp. 2010 Stock Plan. The option has a seven (7) year term and vests at the rate of 25% per year (at each of the first four anniversary dates). The exercise price of the option is the closing price on the date of the grant.  See Exhibits 10.1 & 10.2 for the corresponding employment-related agreements and further details.

Item 5.02(e). Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(c) above regarding the compensation arrangements are hereby incorporated by reference.

Item 5.02(b). Departure of Directors or Certain Officers.

On February 19, 2013, the Company announced Claude A. Dance, the former Senior Vice President of Sales & Marketing, has departed the Company to pursue other opportunities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer letter between Sharps Compliance, Inc. and Berkley C. Nelson effective February 18, 2013.

10.2	Non-Competition and Confidentiality Agreement between Sharps Compliance, Inc. and Berkley C. Nelson effective February 18, 2013.

99.1	Berkley C. Nelson Joins Sharps Compliance as Senior Vice President of Sales dated February 19, 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 19, 2013	By: /s/ DIANA P. DIAZ
Diana P. Diaz
Vice President and Chief Financial Officer